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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2004

NEENAH PAPER, INC.
(Exact Name Of Registrant Specified In Charter)

Delaware (State of Incorporation)	001-32240 (Commission File No.)	20-1308307 (I.R.S. Employer Identification No.)
3460 Preston Ridge Road Alpharetta, Georgia 30005 (Address of principal executive offices, including zip code)
(678) 566-6500 (Registrant's telephone number, including area code)
Not applicable (Former name or address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 7.01    Regulation FD Disclosure

        On November 8, 2004, we commenced a private offering of $200,000,000 principal amount of our senior notes due 2014.

        Certain information regarding us and our business that has not been previously publicly reported is disclosed in certain of the investor "road show" presentation materials for the offering.

        This information is set forth below and is being furnished to comply with Regulation FD. The information disclosed in this current report is not considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 and is not subject to the liabilities of that section.

        The following table shows how EBITDA and Adjusted EBITDA are calculated from net income:

	Three Months Ended September 30,
	2003	2004
	(Dollars in millions)
Net income	$8.9	$4.5
Provision for income taxes	6.6	3.3
Depreciation and amortization	8.7	8.0

EBITDA (a)	24.2	15.8
Pulp supply agreement (b)	(6.5)	(6.9)
Start-up costs (c)	—	1.2

Adjusted EBITDA (a)(d)	$17.7	$10.1

(a)
We calculate EBITDA as earnings before net interest expense (which was immaterial) plus provision for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back certain non-recurring items described below and the impact of the new pulp supply agreement as if it had been in place for the periods presented. You should not consider EBITDA, Adjusted EBITDA or ratios derived therefrom to be an alternative measure of our net income, an indicator of operating performance or cash flows or as an indicator of liquidity. Although we believe Adjusted EBITDA and ratios derived therefrom enhance your understanding of our financial condition, none of these measures, when viewed individually, is a better indicator of any trend as compared to other measures (e.g., net sales, net income, net cash flows, etc.) conventionally computed in accordance with GAAP. We caution you that amounts presented may not be comparable to similar measures disclosed by other companies.

(b)
In connection with the Spin-Off, we will enter into a pulp supply agreement with Kimberly-Clark pursuant to which we will agree to supply and Kimberly-Clark will agree to purchase northern bleached softwood kraft pulp and northern bleached hardwood kraft pulp. The prices at which we will sell pulp to Kimberly-Clark under the new pulp supply agreement will be based on published industry index prices (subject to minimum and maximum prices for northern bleached softwood kraft pulp shipped to North America prior to December 31, 2007) less agreed discounts. These discounts will be substantially higher than the discounts that were provided to Kimberly-Clark prior to the Spin-Off.

(c)
Represents certain incremental start-up costs related to our becoming an independent public company.

(d)
The annual maintenance shutdowns for the Pulp and Paper Business' two pulp mills occurred during the third quarter in 2004 instead of one each during the second and third quarters in 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC. (Registrant)
Date: November 9, 2004	By:	/s/ BONNIE C. LIND Bonnie C. Lind Vice President, Chief Financial Officer and Treasurer

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  Item 7.01 Regulation FD Disclosure
SIGNATURE